EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Winner Medical Group Inc.
Winner Industrial Park, Bulong Road
Longhua, Shenzhen
Guangdong
P.R. China

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-165164) and Form S-8 (No. 333-133400) of Winner Medical Group Inc. of our report dated November 30, 2011, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO Limited
BDO Limited

Hong Kong,
November 30, 2011